As filed with the Securities and Exchange Commission on November 21, 2001
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                              TERRA NETWORKS, S.A.
             (Exact name of Registrant as specified in its charter)

       Kingdom of Spain                       7375                  Not Applicable
   (State or Jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)    Identification No.)

                          Via de las Dos Castillas, 33
                                 Complejo Atica
                                   Edifico 1
                               Pozuelo de Alarcon
                              28223 Madrid, Spain
                                (34) 91-452-3000
                    (Address of Principal Executive Offices)

                            THE TERRA NETWORKS, S.A.
                               STOCK OPTION PLAN
                            (Full Title of the Plan)

                                General Counsel
                                  Lycos, Inc.
                             400-2 Totten Pond Road
                               Waltham, MA 02451
                                 (781) 370-2700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to:
         Edmond T. FitzGerald                          Andrew Feinberg
         Davis Polk & Wardwell                         General Counsel
         450 Lexington Avenue                            Lycos, Inc.
       New York, New York 10017                     400-2 Totten Pond Road
           (212) 450-4000                             Waltham, MA 02451
                                                       (781) 370-2700

                                              -------------------------
                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                        Proposed Maximum    Proposed Maximum
         Title of Each Class            Amount to be     Offering Price    Aggregate Offering        Amount of
  of Securities to be Registered(1)    Registered (2)    Per Share (3)          Price (3)         Registration Fee
------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value
  Euro2.00 per share..............       2,752,693       $ 24.83              $ 37,560,135.98       $ 9,390.03
==================================================================================================================

(1) American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate Registration Statement on Form F-6, Registration No. 333-11078.
(2) This represents the amount of ordinary shares reserved for issuance pursuant to options granted to certain employees of the Registrant and its subsidiaries under the Terra Networks S.A. Stock Option Plan, which consists of Phase I of the Plan, Phase II of the Plan and the U.S. Program under Phase II of the Plan. Of this total, (i) 115,702 ordinary shares are reserved for issuance pursuant to options granted under Phase I, (ii) 427,541 ordinary shares are reserved for issuance pursuant to options granted under Phase II and (iii) 2,209,450 ordinary shares are reserved for issuance pursuant to options granted under the U.S. Program.
(3) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of computing the registration fee based on the exercise prices of the options granted under the Plan. Options have been granted under the Plan at exercise prices of up to $ 24.83 per share, with (i) options granted under Phase I having an exercise price of $ 10.37 per share (based on an exchange rate of U.S. $0.8781 per EURO1.00, the Federal Reserve Bank of New York noon buying rate on November 19, 2001), (ii) options granted under Phase II having exercise prices ranging from $ 6.21 to $ 17.37 per share (based on an exchange rate of U.S. $0.8781 per EURO1.00, the Federal Reserve Bank of New York noon buying rate on
     November 19, 2001) and (iii) options granted under the U.S. Program having exercise prices ranging from $ 4.92 to $ 24.83 per share.
================================================================================

                            SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Terra Networks S.A. Stock Option Plan (the "Plan") as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by the company with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                EXPLANATORY NOTE

The Plan consists of Phase I of the Plan ("Phase I"), Phase II of the Plan ("Phase II") and the U.S. Program under Phase II of the Plan (the "U.S. Program"). This Registration Statement on Form S-8 relates to the issuance of options to employees of the Registrant and its subsidiaries under Phase I, Phase II and the U.S. Program.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The Registrant hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     (1) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000;

     (3) The description of the Registrant's ordinary shares and the description of the American Depository Shares issuable upon deposit of Registrant's ordinary shares each as contained in the Registrant's most recent registration statements under the Securities Act and Exchange Act, including any amendment thereto or report filed for the purpose of updating such descriptions; and

     (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable; see Item 3(3) above.

Item 5. Interests of Named Experts and Counsel

     Not applicable

Item 6. Indemnification of Officers and Directors

     Terra Networks maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following is a complete list of exhibits filed as part of this Registration Statement.


Exhibit No.    Exhibit
-----------    -------
    4.1        Registrant's Amended and Restated Articles of Association
               (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on June 20, 2000
               (Commission File No. 0-28011)).

    4.2 Revised Bylaws of the Registrant (incorporated by reference to Amendment No. 1 to Registrant's Form F-1 filed with the Commission on November 12, 1999, Commission File No. 333-89997).

     5         Opinion of General Counsel of the Registrant

   23.1        Consent of  General Counsel of the Registrant (included in
               Exhibit 5)

   23.2        Consent of Arthur Andersen

   23.3        Consent of BDO Audiberia

    24 Power of Attorney (included on the signature page of this Registration Statement)

    99         The Terra Networks, S.A. Stock Option Plan
-------------------


                                  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Spain on November 21, 2001.


                                            TERRA NETWORKS, S.A.
                                            (Registrant)



                                            By     /s/ John P. McMahon
                                              ----------------------------------
                                            Name:  John P. McMahon
                                            Title: Senior Vice President
                                                   Human Resources


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Arthur Feinberg his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                   Signature                          Title                    Date
                   ---------                          -----                    ----


         /s/ Joaquim Agut Bonsfills          Chairman of the Board and   November 21, 2001
-------------------------------------------  Chief Executive Officer
           Joaquim Agut Bonsfills


            /s/ Robert J. Davis
-------------------------------------------  Vice Chairman               November 21, 2001
              Robert J. Davis


-------------------------------------------  Director                    -------- --, ----
      Johanes Hendrikus Hubert de Mol


/s/ Francisco Moreno de Alboran y de Vierna  Director                    November 21, 2001
-------------------------------------------
  Francisco Moreno de Alboran y de Vierna


       /s/ Luis Ramon Arrieta Durana         Director                    November 21, 2001
-------------------------------------------
         Luis Ramon Arrieta Durana




                                             Director                    -------- --, ----
-------------------------------------------
    Alejandro Junco de la Vega Elizondo


            /s/ Angel Vila Boix              Director                    November 21, 2001
-------------------------------------------
              Angel Vila Boix


                                             Director                    -------- --, ----
-------------------------------------------
            Isidrio Faine Casas


          /s/ Enrique Used Aznar             Director                    November 21, 2001
-------------------------------------------
            Enrique Used Aznar


                                             Director                    -------- --, ----
-------------------------------------------
             Edward M. Philip


       /s/ Telefonica Datacorp, S.A.         Director                    November 21, 2001
-------------------------------------------
         Telefonica Datacorp, S.A.
        By:  Antonio Viana-Baptista,
             as Representative of
             Telefonica Datacorp, S.A.

   /s/ Elias Rodriguez-Vina Cancio                                       November 21, 2001
-------------------------------------------  Chief Financial Officer and
     Elias Rodriguez-Vina Cancio             Principal Accounting Officer



      /s/ Jose F. Mateu Isturiz                                          November 21, 2001
-------------------------------------------  General Counsel and Secretary
        Jose F. Mateu Isturiz                of the Board of Directors

AUTHORIZED REPRESENTATIVE



/s/ Patricia Menendez-Cambo
-------------------------------------------
Patricia Menendez-Cambo
as the duly authorized representative
of Terra Networks, S.A. in the United States

November 21, 2001

                                 EXHIBITS INDEX

  Exhibit No.  Exhibit
  ----------   -------

    4.1 Amended and Restated Articles of Association of the Registrant (incorporated by reference to the Registrant's annual report on Form 20-F filed with the Commission on June 20, 2000 (Commission File No. 0-28011)).

    4.3 Revised Bylaws of the Registrant (incorporated by reference to Amendment No. 1 to Registrant's Form F-1 filed with the Commission on November 12, 1999, Commission File No. 333-89997).

     5         Opinion of General Counsel of the Registrant

   23.1        Consent of General Counsel of the Registrant (included in
               Exhibit 5)

   23.2        Consent of Arthur Andersen

   23.3        Consent of BDO Audiberia

    24 Power of Attorney (included in the signature page of this Registration Statement).

    99         The Terra Networks, S.A. Stock Option Plan